Exhibit 32.2

Written Statement
Pursuant To
18 U.S.C. Section 1350

     The undersigned, Brent W. Christensen, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. ss. 1350, hereby certifies that:

     (i) the Form 10-K for the fiscal year ended February 28, 2005 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2005

By: /s/ Brent W. Christensen